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                                                                 Exhibit 99.B(n)

                                     FORM OF
                    AMENDED AND RESTATED MULTIPLE CLASS PLAN
                             PURSUANT TO RULE 18f-3
                                       FOR
                               ING INVESTORS TRUST

     WHEREAS, ING Investors Trust (the "Trust") engages in business as an open-end management investment company and is registered as such under the Investment Company Act of 1940, as amended (the "1940 Act"); and

     WHEREAS, the Trust currently issues or is authorized to issue shares of beneficial interest of the Trust in series, as listed on the attached SCHEDULE A (each, a "Series," collectively, the "Series"); and

     WHEREAS, the Trust and Directed Services, Inc. ("DSI") have entered or will enter into (i) a Shareholder Services Agreement pursuant to which the Trust has employed or will employ DSI to provide certain services, including, but not limited to, administrative services necessary to the proper conduct of the Series' business, with respect to the Service 2 Class, Adviser Class and Service Class shares discussed below; and (ii) a Distribution Agreement pursuant to which the Trust has employed DSI to provide distribution services to the Trust, and the Trust has adopted a Rule 12b-1 Distribution Plan (the "12b-1 Plan") of the Trust with respect to the Service 2 Class and Adviser Class shares discussed below;

     NOW, THEREFORE, the Trust hereby adopts, on behalf of the Series, a multiple class plan pursuant to Rule 18f-3 under the 1940 Act (the "Multiple Class Plan") on the following terms and conditions:

     1. FEATURES OF THE CLASSES. Each class of shares of a Series designated on the attached SCHEDULE A will represent an interest in the same portfolio of investments of a Series, and be identical in all respects to each other class, except as set forth below:

     INSTITUTIONAL CLASS ("CLASS I"): Class I shares will not be subject to an initial sales charge, a contingent deferred sales charge, a shareholder servicing fee or a Rule 12b-1 distribution fee.

     SERVICE CLASS ("CLASS S"): Class S shares will not be subject to an initial sales charge, contingent deferred sales charge, or Rule 12b-1 distribution fee, but will have a shareholder servicing fee of 0.25% of average daily net assets per annum.

     SERVICE 1 CLASS ("CLASS S1"): Class S1 shares will not be subject to an initial sales charge, a contingent deferred sales charge, a shareholder servicing fee or a Rule 12b-1 distribution fee.

     SERVICE 2 CLASS ("CLASS S2"): Class S2 shares will not be subject to an initial sales charge or contingent deferred sales charge, but will have a shareholder servicing fee of

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     0.25% of average daily net assets per annum and a Rule 12b-1 distribution fee of 0.25% of average daily net assets per annum.

     ADVISER CLASS ("CLASS ADV"): Class ADV shares will not be subject to an initial sales charge, or contingent deferred sales charge, but will have a shareholder servicing fee of 0.25% of average daily net assets per annum and a Rule 12b-1 distribution fee of 0.50% of average daily net assets per annum.

     Shares of each class of each Series shall represent an equal pro rata interest in a Series and, generally, shall have identical voting, dividend, liquidation, and other rights, preferences, powers, restrictions, limitations, qualifications and terms and conditions, except that: (a) each class shall have a different designation; (b) each class of shares shall bear any Class Expenses, as defined in Section 5 below; and (c) each class shall have exclusive voting rights on any matter submitted to shareholders that relates solely to it or its distribution arrangements or service arrangements and each class shall have separate voting rights on any matter submitted to shareholders in which the interests of one class differ from the interests of any other class. In addition, each class of shares shall have the features described in Sections 2, 5 and 6 below.

     2.   SALES CHARGE STRUCTURE.

          (a) CLASS I SHARES. Class I shares of the Series shall be offered at the then-current net asset value for Class I shares.

          (b) CLASS S SHARES. Class S shares of the Series shall be offered at the then-current net asset value for Class S shares.

          (c) CLASS S1 SHARES. Class S1 shares of the Series shall be offered at the then-current net asset value for Class S1 shares.

          (d) CLASS S2 SHARES. Class S2 shares of the Series shall be offered at the then-current net asset value for Class A shares.

          (e) CLASS ADV SHARES. Class ADV shares of the Series shall be offered at the then-current net asset value for Class ADV shares.

     3. SHAREHOLDER SERVICES AGREEMENT. The Trust on behalf of the Series has entered into a Shareholder Services Agreement. Under the terms of the Shareholder Services Agreement, each Series shall make payments to the Shareholder Services Administrator at an annual rate of 0.25% of each Series' average daily net assets attributable to its Class S2, Class ADV and Class S shares, for shareholder service activities as described in the Shareholder Services Agreement and incorporated herein by reference.

     4. DISTRIBUTION AGREEMENT AND RULE 12b-1 DISTRIBUTION PLAN. The Trust on behalf of the Series has entered into a Distribution Agreement. The Trust has also adopted a Rule 12b-1 Plan. Under the terms of the Rule 12b-1 Plan, each Series shall make payments to DSI, the Distributor of the Shares of the Trust, at an annual rate of 0.25% for Class S2 shares and 0.50% for Class ADV shares of each Series' average daily net assets attributable to the

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respective share class, for distribution activities (as described in the Rule
12b-1 Plan and incorporated herein by reference).

     5. ALLOCATION OF INCOME AND EXPENSES. The gross income of the Series shall, generally, be allocated to each class on the basis of relative net assets. To the extent practicable, certain expenses (other than Class Expenses as defined below which shall be allocated more specifically) shall be subtracted from the gross income on the basis of the net assets of each class of the Series. These expenses include:

          (a) Expenses incurred by the Trust (for example, fees of Trustees, auditors and legal counsel) not attributable to the Series or to a particular class of shares of a Series ("Corporate Level Expenses");

          (b) Expenses incurred by the Series not attributable to any particular class of a Series' shares (for example, advisory fees, custodial fees, or other expenses relating to the management of a Series' assets) ("Series Expenses"); and

          (c) Expenses attributable to a particular class ("Class Expenses") shall be limited to (i) payments made pursuant to the Shareholder Services Agreement (ii) payments made pursuant to the Rule 12b-1 Plan; (iii) transfer agent fees attributable to a specific class; (iv) printing and postage expenses related to preparing and distributing materials such as shareholder reports, prospectuses and proxies to current shareholders of a specific class; (v) SEC registration fees incurred by a class; (vi) the expense of administrative personnel and services to support the shareholders of a specific class; (vii) litigation or other legal expenses relating solely to one class; and (viii) Trustees' fees incurred as a result of issues relating to one class. Expenses in categories (i) and (ii) above must be allocated to the class for which such expenses are incurred. All other "Class Expenses" listed in categories
(iii)-(viii) above may be allocated to a class but only if the President and Chief Financial Officer have determined, subject to Board approval or ratification, which of such categories of expenses will be treated as Class Expenses, consistent with applicable legal principles under the 1940 Act and the Internal Revenue Code of 1986, as amended.

       Therefore, expenses of a Series shall be apportioned to each class of shares depending on the nature of the expense item. Corporate Level Expenses and Series Expenses will be allocated among the classes of shares based on their relative net asset values. Approved Class Expenses shall be allocated to the particular class to which they are attributable. In addition, certain expenses may be allocated differently if their method of imposition changes. Thus, if a Class Expense can no longer be attributed to a class, it shall be charged to the Series for allocation among classes, as determined by the Board of Trustees. Any additional Class Expenses not specifically identified above which are subsequently identified and determined to be properly allocated to one class of shares shall not be so allocated until approved by the Board of Trustees of the Trust in light of the requirements of the 1940 Act and the Internal Revenue Code of 1986, as amended.

     6. EXCHANGE PRIVILEGES. Shares of one class of a Series may be exchanged for shares of that same class of any other Series at net asset value without payment of any additional sales charge.

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     7.   QUARTERLY AND ANNUAL REPORTS. The Trustees shall receive at least quarterly a written report of the amounts so expended on Class Expenses and the purposes for which such expenditures were made. In the statements, only expenditures properly attributable to the servicing or distribution of a particular class of shares will be used to justify any servicing or distribution fee or other expenses charged to that class. Expenditures not related to the servicing or distribution of a particular class shall not be presented to the Trustees to justify any fee attributable to that class. The statements, including the allocations upon which they are based, shall be subject to the review and approval of the Trustees who are not "interested persons" of the Trust (as defined in the 1940 Act) in the exercise of their fiduciary duties.

     8. ACCOUNTING METHODOLOGY. The following procedures shall be implemented in order to meet the objective of properly allocating income and expenses:

          (a) On a daily basis, a Series' accountant shall calculate the Rule 12b-1 distribution and/or Shareholder Services Agreement fee to be charged to Class S2, Class ADV and Class S shares by calculating the average daily net asset value of such shares outstanding and applying the applicable fee rate of the respective class to the result of that calculation.

          (b) The Series' accountant will allocate designated Class Expenses, if any, to the respective classes.

          (c) The Series' accountant shall allocate income and Corporate Level and Series Expenses among the respective classes of shares based on the net asset value of each class in relation to the net asset value of the Series for Series Expenses, and in relation to the net asset value of the Trust for Corporate Level Expenses. These calculations shall be based on net asset values at the beginning of the day.

          (d) The Series' accountant shall then complete a worksheet, developed for purposes of complying with this section of this Multiple Class Plan, using the allocated income and expense calculations from Paragraph (c) above, and the additional fees calculated from Paragraphs (a) and (b) above. The Series' accountant may make non-material changes to the form of worksheet as it deems appropriate.

          (e) The Series' accountant shall develop and use appropriate internal control procedures to assure the accuracy of its calculations and appropriate allocation of income and expenses in accordance with this Multiple Class Plan.

     9. WAIVER OR REIMBURSEMENT OF EXPENSES. Expenses may be waived or reimbursed by any portfolio manager of a Series, by DSI or any other provider of services to the Trust without the prior approval of the Trust's Board of Trustees.

     10. EFFECTIVENESS OF MULTIPLE CLASS PLAN. This Multiple Class Plan shall not take effect until it has been approved by votes of a majority of both (a) the Trustees of the Trust and (b) those Trustees of the Trust who are not "interested persons" of the Trust (as defined in the 1940 Act) and who have no direct or indirect financial interest in the operation of this Multiple Class Plan, cast in person at a meeting (or meetings) called for the purpose of voting on this Multiple Class Plan.

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     11.  MATERIAL MODIFICATIONS. This Multiple Class Plan may not be amended to modify materially its terms unless such amendment is approved in the manner provided for initial approval in paragraph 10 hereof.

Approved:  March 30, 2005

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                               AMENDED SCHEDULE A

                               WITH RESPECT TO THE

                    AMENDED AND RESTATED MULTIPLE CLASS PLAN

                             PURSUANT TO RULE 18f-3

                                       FOR

                               ING INVESTORS TRUST

SERIES                                                                                 CLASSES
------                                                                                 -------
                                                        ADVISER      INSTITUTIONAL      SERVICE        SERVICE 1       SERVICE 2
ING AIM Mid Cap Growth Portfolio                           X               X               X                               X
ING Alliance Mid Cap Growth Portfolio                      X               X               X                               X
ING American Funds Growth Portfolio                                              No class designation
ING American Funds Growth-Income Portfolio                                       No class designation
ING American Funds International Portfolio                                       No class designation
ING Capital Guardian Managed Global Portfolio              X               X               X                               X
ING Capital Guardian Small/Mid Cap Portfolio               X               X               X                               X
ING Capital Guardian U.S. Equities Portfolio               X               X               X                               X
ING Eagle Asset Capital Appreciation Portfolio             X               X               X                               X
ING Evergreen Health Sciences Portfolio                    X               X               X                               X
ING Evergreen Omega Portfolio                              X               X               X                               X
ING FMR(SM) Diversified Mid Cap Portfolio                  X               X               X                               X
ING FMR(SM) Earnings Growth Portfolio                      X               X               X                               X
ING Goldman Sachs Tollkeeper(SM) Portfolio                 X               X               X                               X
ING Global Resources Portfolio                             X               X               X                               X
ING International Portfolio                                X               X               X                               X
ING Janus Contrarian Portfolio                             X               X               X                               X
ING Jennison Equity Opportunities Portfolio                X               X               X                               X
ING JPMorgan Emerging Markets Equity Portfolio             X               X               X                               X
ING JPMorgan Small Cap Equity Portfolio                    X               X               X                               X
ING JPMorgan Value Opportunities Portfolio                 X               X               X                               X
ING Julius Baer Foreign Portfolio                          X               X               X                               X
ING Legg Mason Value Portfolio                             X               X               X                               X
ING LifeStyle Aggressive Growth Portfolio                                                                  X               X
ING LifeStyle Growth Portfolio                                                                             X               X
ING LifeStyle Moderate Growth Portfolio                                                                    X               X
ING LifeStyle Moderate Portfolio                                                                           X               X
ING Limited Maturity Bond Portfolio                        X               X               X                               X
ING Liquid Assets Portfolio                                                X               X                               X

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
SERIES                                                                                 CLASSES
------                                                                                 -------
                                                        ADVISER      INSTITUTIONAL      SERVICE        SERVICE 1       SERVICE 2
ING Marsico Growth Portfolio                               X               X               X                               X
ING Marsico International Opportunities Portfolio          X               X               X                               X
ING Mercury Focus Value Portfolio                          X               X               X                               X
ING Mercury Large Cap Growth Portfolio                     X               X               X                               X
ING MFS Mid Cap Growth Portfolio                           X               X               X                               X
ING MFS Total Return Portfolio                             X               X               X                               X
ING MFS Utilities Portfolio                                X               X               X                               X
ING Oppenheimer Main Street Portfolio(R)                   X               X               X                               X
ING PIMCO Core Bond Portfolio                              X               X               X                               X
ING PIMCO High Yield Portfolio                             X               X               X                               X
ING Pioneer Fund Portfolio                                 X               X               X                               X
ING Pioneer Mid Cap Value Portfolio                        X               X               X                               X
ING Salomon Brothers All Cap Portfolio                     X               X               X                               X
ING Salomon Brothers Investors Portfolio                   X               X               X                               X
ING Stock Index Portfolio                                                  X
ING T. Rowe Price Capital Appreciation Portfolio           X               X               X                               X
ING T. Rowe Price Equity Income Portfolio                  X               X               X                               X
ING UBS U.S. Allocation Portfolio                          X               X               X                               X
ING Van Kampen Equity Growth Portfolio                     X               X               X                               X
ING Van Kampen Global Franchise Portfolio                  X               X               X                               X
ING Van Kampen Growth and Income Portfolio                 X               X               X                               X
ING Van Kampen Real Estate Portfolio                       X               X               X                               X

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